January 18, 2012

Dear Shareholders,

I wanted to share with you our progress since the annual shareholder meeting in November 2011, and wish you the very best for a healthy and prosperous 2012.

Thank you for your continued loyalty and patience as we work diligently to advance our drug candidate Memryte into clinical trials in order to improve shareholder value and increase the  treatment options for Alzheimer’s Disease available for physicians, patients and families.

Our 2012 goals are simple and straightforward:

•	Attract bridge financing ($1 to $2 million) in Q1 2012;

•	Secure smart strategic partner by Q3;

•	Restructure balance sheet (reduce select liabilities, increase cash); and

•	Maintain intellectual property position.

Bridge Financing and Strategic Partner Progress

During the shareholder meeting I expressed that we were very focused on attracting bridge financing for ongoing operational support and that we had a thoughtful strategy in place to identify and attract a strategic partner that could shoulder the clinical trial cost and processes to advance Memryte into a Phase IIb or Phase III clinical trial.  Currently, the Company is doing its best to secure such financing.  This is an imperative as our cash position is poor and our ability to exercise our “equity line” is limited based on the current stock price.  Cash spent during the last six months has funded the maintenance of critical patents and pending patent applications, directors’ and officers’ liability insurance and ongoing professional fees for accounting, legal and transfer agent services.  Minimal dollars have been consumed for management salaries and related taxes; no cash payments have been made to new or former board members.

Balance Sheet Improvements

Our current debt exceeds $8 million, a significant portion of which is aged.  We are working to negotiate reduced payments and/or extinguishment of balances due, as appropriate.  It is extremely important for us to achieve improvement in our balance sheet as the current debt level inhibits further external investment.

Intellectual Property

We continue to maintain our portfolio of intellectual property, including both issued patents and pending applications, through the payment of extension and associated professional fees.  However, we will continue to scrutinize our international filings as to their applicability, their strength, and our ability to support them.  We will abandon applications as deemed appropriate and/or necessary. We have engaged the assistance of an outside consultant in this endeavor.

Thank you for your continued support of Curaxis.  While there are never guarantees on the ability to execute, I am hopeful that we can achieve our 2012 goals, which will deliver value to you.

Regards,

/s/ Timothy R. Wright
Timothy R. Wright
Chairman and Interim Chief Executive Officer

This letter contains forward-looking statements.  These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.  Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.